 As filed with the Securities and Exchange Commission on February 5, 1999
                                                     Registration No. 333-68817

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                                   MBIA INC.
            (Exact name of registrant as specified in its charter)

       Connecticut              113 King Street              06-1185706
     (State or other        Armonk, New York 10504          (IRS Employer
     jurisdiction of            (914) 273-4545           Identification No.)
    incorporation or
      organization)

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ----------------
                             Louis G. Lenzi, Esq.
                    General Counsel and Corporate Secretary
                                   MBIA INC.
                                113 King Street
                            Armonk, New York 10504
                                (914) 273-4545
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------
                                  Copies to:

                            ANDREW L. SOMMER, ESQ.
                             DEBEVOISE & PLIMPTON
                               875 Third Avenue
                           New York, New York 10022

                               ----------------
 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(A) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(A), may determine.

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

PROSPECTUS

                                 38,072 Shares

                                   MBIA INC.

                                  Common Stock

              --------------------------------------------------

  The stockholders of MBIA Inc. named in this Prospectus may offer and sell these shares from time to time, for their own account, or for the account of their successors in interest. See "Selling Stockholders".

  Our Common Stock is listed on the New York Stock Exchange under the symbol "MBI". On February 4, 1999, the closing price of the Common Stock on the NYSE was $60 3/16.

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

  The securities have not been approved or disapproved by the commissioner of insurance for the state of North Carolina, nor has the commissioner ruled upon the accuracy or adequacy of this document.

              --------------------------------------------------

                  The Date of this Prospectus is        , 1999

  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of MBIA Inc. common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where you can find more Information........................................   2
Documents Incorporated by Reference........................................   2
The Company................................................................   3
Use of Proceeds............................................................   3
Selling Stockholders.......................................................   3
Description of Capital Stock...............................................   3
Plan of Distribution.......................................................   5
Legal Matters..............................................................   6
Experts....................................................................   6

WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an internet site at http://www.sec.gov where certain information regarding issuers may be found.

  This prospectus is part of a registration statement that we filed with the SEC (Registration No. 333-68817). The registration statement contains more information than this prospectus regarding MBIA Inc. and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its internet site.

DOCUMENTS INCORPORATED BY REFERENCE

  The SEC allows us to "incorporate" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares.

    (1) Our Annual Report on Form 10-K for the year ended December 31, 1997.

    (2) Our Quarterly Report on Form 10-Q for each of the first three calendar quarters of 1998.

    (3) The description of common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 15, 1987, as amended by the Form 8-A filed with the SEC on December 31, 1991, by the Form 8-A filed with the SEC on October 27, 1994 and by the Form 8-A filed with the SEC on May 29, 1998.

    (4) Our Current Reports on Form 8-K filed with the SEC on November 19, 1997, January 16, 1998, February 20, 1998, September 24, 1998 and November 4, 1998.

  You may request a copy of these documents, at no cost, by contacting:

  MBIA Inc.
  113 King Street
  Armonk, New York 10504
  Attention: Louis G. Lenzi, Esq.
  Telephone: (914) 273-4545

                                ----------------

THE COMPANY

MBIA Inc. provides:

 .financial guarantee insurance;

 .investment management services; and

 .related financial services.

  We write financial guarantee insurance throughout the world for municipalities and financial institutions. Financial guarantee insurance provides an unconditional and irrevocable guarantee of the payment of principal of and interest when due on obligations issued by governmental entities and those backed by mortgages and other assets. All MBIA-issued obligations are rated AAA by Standard & Poors Ratings Group, a division of The McGraw-Hill Companies, Inc. and Fitch IBCA, Inc., and Aaa by Moody's Investors Service, Inc., the highest ratings these agencies assign.

  Our investment management subsidiaries provide services to municipal clients and private institutions and manage the investment portfolios of MBIA's insurance operations. These services include:

 .cash management;

 .municipal investment agreements; and

 .discretionary asset management.

  Our subsidiaries also provide services to public sector clients, including state and local governments, municipalities, colleges and universities. These services include:

 .purchase and administrative services;

 .tax audit, discovery and compliance;

 .bond administration services; and

 .analysis and information services.

  Our executive offices are located at 113 King Street, Armonk, New York 10504. The telephone number is (914) 273-4545.

USE OF PROCEEDS

  We will not receive any of the proceeds from the sale of these shares by the selling stockholders.

SELLING STOCKHOLDERS

  The following table identifies the selling stockholders, the number of outstanding shares of common stock beneficially owned by each such selling stockholder, calculated as of December 9, 1998, the maximum number of shares of common stock proposed to be offered by each selling stockholder and the number of shares of common stock to be owned by each selling stockholder after completion of this offering.

                                                                        Shares
                                                    Shares              to be
                                                 Beneficially           Owned
                                                    Owned               After
                                                    Prior     Shares  Completion
Selling                                             to the    Offered   of the
Stockholder                                        Offering   Hereby   Offering
-----------                                      ------------ ------- ----------
The Austin Living Trust.........................    19,036    19,036       0
Allen W. Charkow................................    19,036    19,036       0
                                                    ------    ------     ---
  Total.........................................    38,072    38,072       0
                                                    ======    ======     ===

  Each of the selling stockholders received the shares of common stock in connection with the acquisition of Municipal Resource Consultants by MBIA. None of the selling stockholders has held any position or office or otherwise had a material relationship with MBIA within the past three years other than as a result of owning shares of common stock.

DESCRIPTION OF CAPITAL STOCK

  The following is a summary of the terms of the MBIA Inc. Amended and Restated Certificate of Incorporation.

  Our authorized capital stock consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this prospectus no shares of preferred stock are outstanding. We do not presently have outstanding, and the Amended and Restated Certificate of Incorporation does not authorize, any other classes of capital stock. The issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Common Stock

  Holders of shares of common stock have no preemptive, redemption or conversion rights. The holders of common stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for that purpose. Upon liquidation, dissolution or winding up of MBIA, the holders of common stock may share ratably in the net assets of MBIA Inc. after payment in full to all of our creditors and liquidating distributions to holders of preferred stock, if any. Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of shareholders.

  The transfer agent for the common stock is ChaseMellon Shareholder Services, L.L.C.

Certain Provisions of Restated Certificate of Incorporation

  Our Amended and Restated Certificate of Incorporation requires the approval of at least 80% of the outstanding shares of common stock for the amendment of certain provisions which describe the factors the Board may consider in evaluating proposed mergers, sales and other corporate transactions. Further, as an insurance holding company, we are subject to certain state insurance regulations that require prior approval of a change of control. See "Business-- Regulation" in the 1997 Form 10-K. These provisions and regulations may discourage attempts to obtain control of MBIA Inc.

  In the Amended and Restated Certificate of Incorporation we elect not to be subject to the provisions of Sections 33-374a through 33-374c of the Connecticut Stock Corporation Act, which were replaced on January 1, 1997 by Sections 33-840 through 33-842 of the Connecticut Business Corporation Act. Under Connecticut law, this election applies to the CBCA provisions. If we had not made such an election these provisions would require the approval of the holders of at least 80% of the voting power of the outstanding voting stock, and at least 66 2/3% of the voting power of the outstanding voting stock other than voting stock held by certain holders of 10% or more of such voting power or by certain affiliates of MBIA, as a condition for mergers, liquidations and other business transactions involving MBIA and the holders of 10% or more of such voting power or certain affiliates of MBIA unless certain minimum price and procedural requirements were met.

Rights Agreement



















  On December 12, 1991, the Board declared a dividend distribution of one Preferred Share Purchase Right for each share of common stock pursuant to a Rights Agreement, dated as of December 12, 1991, between MBIA Inc. and Mellon Bank, N.A. The rights plan is designed to make it more likely that all of our shareholders receive fair and equal treatment in the event of any unsolicited attempt to acquire MBIA and to guard against the use of coercive tactics to gain control of MBIA. However, the existence of the rights plan might discourage unsolicited merger proposals and unfriendly tender offers and may therefore deprive shareholders of an opportunity to sell their shares at a premium over prevailing market prices. The following description of the rights is not complete, and we encourage investors to read the entire rights agreement.

  A right is attached to each share of common stock issued after the date of the rights agreement. Each right entitles the registered holder to purchase 1/200 of MBIA's Junior Participating Cumulative Preferred Share at a price of $160, subject to anti-dilution adjustments. The preferred stock will rank senior to common stock, but could rank junior to other classes of preferred stock that we might issue as to dividends and liquidating distributions, and will have 100 votes per share, voting together with common stock.

  Initially, the rights are attached to shares of common stock and are not represented by separate certificates or exercisable until the occurrence of an acquisition date, defined in the rights agreement as the earlier to occur of:

 . ten business days following MBIA's public announcement that an acquiror acquired beneficial ownership of 10% or more of the outstanding common stock; and

 . ten business days, or a later date determined by the Board, following the announcement or commencement of a tender offer or exchange offer which, if successful, would result in the bidder owning 10% or more of the outstanding common stock.

  However, no person will be considered to have acquired or obtained the right to acquire the beneficial ownership of 10% or more of the outstanding shares of the common stock, if the

Board determines that such acquisition is inadvertent, and such person promptly divests itself of a sufficient number of shares to be below the 10% ownership threshold. On the acquisition date, we will issue and mail rights certificates to holders of common stock.

  If a person acquires beneficial ownership of 10% or more of the common stock, then each right not held by the person will entitle its holder to purchase for $160, or the purchase price as then adjusted, that number of shares of common stock (or, in certain circumstances, cash, a reduction in the purchase price, common stock, other securities of the Company, other property or a combination thereof), having a market value of $320, or 200% of the adjusted purchase price. The rights held by the acquiring person will become void. The foregoing will not apply if the acquisition is made through a tender or exchange offer for all of the outstanding common stock determined by a majority of our independent directors to be fair and in the best interests of MBIA and its shareholders,

  If, after an acquiring person so acquires 10% or more of the common stock in a merger or other business combination and:

 . MBIA will not be the surviving or continuing corporation;

 . MBIA will be the surviving or continuing corporation and all or part of the shares of common stock will be changed or exchanged; or

 . 50% or more of MBIA's assets, cash flow or earning power is sold,

  then we will provide so that each right, other than those held by the acquiring person will entitle its holder to purchase that number of shares of common stock of the acquiring company which at the time of the transaction would have a market value of 200% of the then-effective purchase price.

  The Board may redeem all but not less than all of the rights at $0.01 per right at any time prior to ten business days following the acquisition date. Additionally, at any time after an acquiror acquires 10% or more but less than 50% of the outstanding common stock, the Board may exchange the rights not held by the acquiring person, in whole or in part, at an exchange ratio of one share of common stock per right, subject to adjustment. The Board may also amend the rights at any time prior to the acquisition date. The rights will expire on December 12, 2001, unless earlier redeemed or exchanged.



PLAN OF DISTRIBUTION

  The selling stockholders or their pledgees, donees, transferees or other successors in interest may distribute these shares from time to time:

 .  in one or more transactions (which may be block transactions);

 . on the NYSE;

 . in special offerings;

 . in exchange distributions or secondary distributions in accordance with the rules of the NYSE;

 . in the over-the-counter market;

 . in negotiated transactions; or

 . through the writing of options on shares (whether such options are listed on an options exchange or otherwise)

  or a combination of these methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  The selling stockholders or their successors in interest may also sell these shares short or deliver these shares to close out short positions. The selling stockholders or their successors in interest may effect these transactions through broker-dealers, and the broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or purchasers of shares for whom they may act as agent. This compensation may be in excess of customary commissions. The selling stockholders or their successors in interest and broker-dealers that participate with them in the distribution of these shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of these shares may be deemed to be underwriting compensation.

  The selling stockholders may sell any or a portion of these shares, and may transfer, devise or gift these shares by other means, including, pursuant to Rule 144 under the Securities Act.

  MBIA can suspend the use of this prospectus in connection with sales of these shares during certain periods of time under certain circumstances relating to pending corporate developments and public filings with the SEC and similar events. Expenses of preparing and filing the registration statement and all post-effective amendments will be paid by MBIA.

LEGAL MATTERS

  Certain legal matters with respect to the legality of these securities will be passed upon for MBIA by Day, Berry & Howard LLP, CityPlace, Hartford, Connecticut 06103.

EXPERTS

  The restated consolidated financial statements, included in our Form 8-K, dated September 24, 1998, and incorporated by reference herein, as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon dated September 21, 1998 included therein and incorporated herein by reference. Such restated consolidated financial statements are incorporated herein by reference in reliance upon such report given the authority of such firm as experts in accounting and auditing.

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                                 38,072 Shares


                                   MBIA INC.

                                  Common Stock


                               ----------------

                                   PROSPECTUS

                               ----------------



                                      , 1999

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--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered:

   Registration Fee.................................................. $   674.73
   Printing..........................................................  10,000.00
   Accounting Fees...................................................   5,000.00
   Legal Fees........................................................  15,000.00
   Miscellaneous.....................................................   1,325.27
                                                                      ----------
     TOTAL........................................................... $32,000.00
                                                                      ==========

Item 15. Indemnification of Officers and Directors.

  The Company was incorporated under the laws of the State of Connecticut in 1986. Section 33-771 of the Connecticut Business Corporation Act (the "CBCA") states that, unless its certificate of incorporation otherwise provides, a Corporation formed under Connecticut law prior to January 1, 1997 shall indemnify under Sections 33-770 to 33-778, inclusive, as amended, a director to the same extent the corporation is permitted to provide the same to a director pursuant to Section 33-771(a)(1), (b), (c) and (d). The obligation to indemnify is subject to certain limitations set forth in Section 33-775 of the CBCA, which require a determination in each case, in the manner set forth in
Section 33-775, that indemnification of the director is permissible and authorized. Under Section 33-774 of the CBCA, a director may also apply to a court of competent jurisdiction for indemnification. Section 33-776(d) of the CBCA provides that a corporation incorporated under Connecticut law prior to January 1, 1997 shall also indemnify each of its officers who is not a director to the same extent as the corporation is permitted to provide the same to a director under Section 33-771(a)(1), (b), (c) and (d), as limited by
Section 33-775. The general counsel or other officers specified by the Board of Directors may make the determination required by Section 33-775, in addition to the persons specified in that Section.

  In general, Section 33-771 provides that a corporation may indemnify an individual made a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation and
(ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by Section 33-636(b)(5) of the CBCA. Sections 33-772 and 33-773 of the CBCA require or permit a corporation, in certain circumstances and subject to certain limitations set forth therein, to also indemnify or make advances to a director against reasonable expenses incurred in such a proceeding.

  Section 33-771(d) provides that, unless ordered by a court, a corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under 33-771 (a); or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled whether or not involving action in his official capacity.

  The Company has purchased insurance providing officers and directors of the Company (and their heirs and other legal representatives) coverage against certain liabilities arising from any negligent act, error, omission or breach of duty claimed against them solely by reason of their being such officers and directors, and providing coverage for the Company against its obligation to provide indemnification as required by the above-described statutes and the Amended and Restated Certificate of Incorporation. The insurance policy has a $50 million aggregate policy limit for any loss or losses during the policy year.

  The Amended and Restated Shareholders' Agreement among the Company and its Founding Shareholders provides for indemnification of the shareholders that are parties thereto under certain circumstances (filed as Exhibit 10.30 to the Company's Registration Statement on Form S-1 (Registration No. 33-14474)).

Item 16. Exhibits and Financial Statement Schedules.

  (a) Exhibits

    4.    Instruments Defining the Rights of Security Holders.
    4.01. Specimen stock certificates representing shares of Common Stock, incorporated by reference to Exhibit 4.1 to the Registration
          Statement on Form S-1, filed with the Commission on May 21, 1987
          (Registration No. 33-14474).
    4.02. Rights Agreement, dated as of December 12, 1991, between the Company and Mellon Bank, N.A., as Rights Agent, incorporated by reference to
          Exhibit 1 to the Form 8-A and the Current Report on Form 8-K, filed with the Commission December 31, 1991, as amended by Amendment No. 1 to the Rights Agreement, incorporated by reference to Exhibit 1 to the Form 8-A and the Current Report on Form 8-K, filed with the Commission on October 27, 1994.
    5.    Opinions as to Validity.
    5.01. Opinion of Day, Berry & Howard LLP.
   23.    Consents of Experts and Counsel.
   23.01. Consent of PricewaterhouseCoopers LLP.
   23.02. Consent of Day, Berry & Howard LLP (contained in Exhibit 5.01).
   24.    Powers of Attorney.
   24.01. Powers of Attorney, incorporated by reference to Exhibit 24.01 to the Registration Statement on Form S-3, filed with the Commission on July
          28, 1998 (Registration No. 333-60039).

Item 17. Undertakings.

  (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) Rule 415 Offering

  Each undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  PROVIDED, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Armonk, New York, on February 5, 1999.

                                          MBIA Inc.
                                          (Registrant)

                                               /s/ Joseph W. Brown, Jr.
                                          By: _________________________________

                                                 Joseph W. Brown, Jr.

                                                Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Joseph W. Brown, Jr.        Chief Executive Officer     February 5, 1999
______________________________________  and Director (principal
         Joseph W. Brown, Jr.           executive officer)

       /s/ Richard L. Weill            Vice Chairman and Director  February 5, 1999
______________________________________
           Richard L. Weill

       /s/ Neil G. Budnick             Executive Vice President,   February 5, 1999
______________________________________  Chief Financial Officer
           Neil G. Budnick              and Treasurer (principal
                                        financial officer)

    /s/ Elizabeth B. Sullivan          Vice President and          February 5, 1999
______________________________________  Controller (principal
        Elizabeth B. Sullivan           accounting officer)

                *                      Director                    February 5, 1999
______________________________________
           David H. Elliott

                *                      Director                    February 5, 1999
______________________________________
            David C. Clapp

                *                      Director                    February 5, 1999
______________________________________
          Claire L. Gaudiani

                *                      Director                    February 5, 1999
______________________________________
         William H. Gray, III


              Signature                          Title                   Date
              ---------                          -----                   ----

                *                      Director                    February 5, 1999
______________________________________
           Freda S. Johnson

                *                      Director                    February 5, 1999
______________________________________
          Daniel P. Kearney

                *                      Director                    February 5, 1999
______________________________________
          James A. Lebenthal

                *                      Director                    February 5, 1999
______________________________________
         Pierre-Henri Richard

                *                      Director                    February 5, 1999
______________________________________
            John A. Rolls

        /s/ Louis G. Lenzi                                         February 5, 1999
*By: _________________________________
            Louis G. Lenzi
           Attorney-in-Fact

                                 EXHIBIT INDEX

  4.01. Specimen stock certificates representing shares of Common Stock, incorporated by reference to Exhibit 4.1 to the Registration
        Statement on Form S-1, filed with the Commission on May 21, 1987
        (Registration No. 33-14474).
  4.02. Rights Agreement, dated as of December 12, 1991, between the
        Company and Mellon Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 1 to the Form 8-A and the Current Report on Form 8-K, filed with the Commission December 31, 1991, as amended by Amendment No. 1 to the Rights Agreement, incorporated by reference to Exhibit 1 to the Form 8-A and the Current Report on Form 8-K, filed with the Commission on October 27, 1994.
  5.01. Opinion of Day, Berry & Howard LLP.*
 23.01. Consent of PricewaterhouseCoopers LLP.
 23.02. Consent of Day, Berry & Howard LLP (contained in Exhibit 5.01).*
 24.01. Powers of Attorney, incorporated by reference to Exhibit 24.01 to the Registration Statement on Form S-3, filed with the Commission on July 28, 1998 (Registration No. 333-60039).

--------
* Previously filed.